SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 22, 2007

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

On August 22, 2007, Oscient Pharmaceuticals Corporation (the “Company”) granted each of Aaron D. Berg and Mark A. Glickman an equity grant consisting of (i) a non-qualified option to purchase up to 50,000 shares of the Company’s common stock with an exercise price equal to the fair market value of Oscient’s common stock at the close of the market on their start date, August 22, 2007, and (ii) 25,000 shares of the Company’s restricted common stock. Both the option and restricted stock awards vest in four equal annual installments subject to acceleration upon termination in connection with a change of control. These awards were granted pursuant to the NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) because the grants are being made as inducements to Mr. Berg and Mr. Glickman entering into employment with Oscient. The grants of restricted stock and the shares underlying the options are exempt from registration under Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder as transactions by an issuer not involving any public offering or alternatively, registration of such shares was not required because their issuance did not involve a “sale” under Section 2(3) of the Securities Act of 1933.

ITEM 8.01	Other Events

On August 23, 2007, the Company issued a press release announcing that it had appointed Aaron Berg as Vice President of Marketing and Mark Glickman as Vice President of Sales. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by Oscient Pharmaceuticals Corporation dated August 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Philippe Maitre
Name:	Philippe Maitre
Title:	Senior Vice President and Chief Financial Officer

Date: August 23, 2007